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                                                                   Exhibit 99(b)

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-68438) of White Mountains Insurance Group, Ltd. our report dated June 25, 2002 relating to the financial statements and supplemental schedule of OneBeacon Insurance Savings Plan as of and for the years ended December 31, 2001 and 2000 included with this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 25, 2002